Exhibit 99.1


Gasco
------
Energy



For Release at 8:00 AM EDT on Wednesday, October 14, 2009

               Gasco Energy Introduces New California Oil Projects
                      Updates Third Quarter 2009 Operations

DENVER - (PR Newswire) - October 14, 2009 - Gasco Energy, Inc. (NYSE Amex: GSX) today announced detailed information on its California projects and provided an interim operations update on its Riverbend Project in Utah's Uinta Basin.

California Projects - San Joaquin Basin
Gasco's San Joaquin Basin leasehold interest as of September 15, 2009 is approximately 24,164 gross acres (19,215 net) in Kern and San Luis Obispo Counties of Southern California. The Company has secured industry partners with the intent of drilling high-ranking prospects in 2009 and 2010. Gasco is carried on these wells which are summarized below. Certain of the leasehold is in close proximity to the recent hydrocarbon discovery announced by Occidental Petroleum in July 2009. The prospects are on trend with prolific oil fields such as Midway-Sunset, Belgian Anticline, McKittrick, Cymric and South Belridge. A summary of selected prospects for the shallow plays and the deeper exploratory plays is provided below.

Gasco's California strategy is three-fold:
- Focus on lower-risk, shallow diatomite and heavy oil plays similar to fields currently being developed by other operators in the area;



- Target deeper, higher-risk / higher-reward subthrust potential in the basin with high-quality reservoirs characterized by thick pay-zones proximate to existing oil fields where shallow, long-lived legacy production has not generated the need for deeper exploratory work by operators in the area; and

- Bring in partners to recoup upfront investment in identifying and acquiring the prospects and to help mitigate exploration risk capital while retaining exposure to upside potential in the prospects

Gasco currently controls nine untested prospects within this prolific trend of the San Joaquin Basin and has recently secured two industry partners to test the Southwest Cymric and Northwest McKittrick prospects. In the two recently sold prospects, Gasco will be carried in the drilling of three test wells, with options to be carried for up to two additional wells that will each test the different hydrocarbon-bearing pay horizons at different structural settings. Total unrisked gross potential of the two prospects is up to 40 million barrels of oil (MMBO). These prospects target shallow diatomite and Tulare Sands and range in depth from 700 feet to 1,200 feet.

The remaining seven prospects target these same shallow intervals discussed above, along with prospects targeting sands in subthrust and/or footwall structural positions, namely the Temblor Formation sandstone members (including Carneros), the Point of Rocks sandstones and the Mabury sandstones at depths of 8,500 feet to12,000 feet. The remaining prospects have total unrisked gross potential of more than 900 MMBO and 2.0 trillion cubic feet (Tcf) of natural gas.

Commenting on the California prospects, Gasco's President and CEO Mark Erickson said: "California has always held keen interest to us due to its large potential associated with the high-quality, oil-prone reservoirs present in the region. We were able to assemble the prospects, which may yield significant upside to investors, ahead of industry interest with only modest investment. Industry interest in these prospects has allowed us to close two separate transactions that should allow for drilling to commence later in 2009.

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"Seeking a blend of oil and gas reserves has been a Company strategy since inception and does not indicate any less enthusiasm toward our core Riverbend Project natural gas asset. Adding crude oil potential to our resource mix may help mitigate commodity price risk and may further provide a separate, non-operated growth vehicle that complements our operated Uinta Basin play."

Prospects With Planned Drilling

SW Cymric
The Southwest Cymric Prospect is a shallow anticline covering 1,352 gross acres in the hanging wall of the McKittrick fault and lies about one mile southwest of the Cymric oil field. The prospect has two principal reservoir targets -- diatomite at the top of the Monterey Formation and sands within the Tulare Formation -- that are prolific heavy oil producers in the nearby Cymric and McKittrick oil fields. Secondary reservoir targets are a 200-foot-thick chert zone within the Antelope Shale of the Monterey Formation and basal sands of the shallower Etchegoin Formation. Gasco will be carried for 33.33% working interest
(WI) on two wells through production casing. The first well is scheduled to test the chert as well as the diatomite. Total unrisked gross potential for this prospect is approximately 25 MMBO. The first well is currently in its final stages of permitting and is expected to be spud before the end of 2009. The permitting for the second well is also nearing finalization and it is anticipated that it will be drilled shortly after the testing is completed on the first well.

NW McKittrick
The Northwest McKittrick Prospect is a subthrust prospect covering 599 gross acres targeting Olig, Tulare, McKittrick and Stevens sands draped over a faulted anticlinal nose as interpreted from well data and surface geology. The NW McKittrick prospect is estimated to have total unrisked gross potential of nearly 15 MMBO. Gasco is to be carried for 20% WI on three wells that will test through the Stevens sands. Gasco's industry partner is currently permitting the wells and it is anticipated that the first well will be spud in the second quarter of 2010.

Other Prospects

Willow Springs
The Willow Springs Prospect is a faulted anticline located below the McKittrick thrust fault, as interpreted from well data and reprocessed seismic lines. Several wells with oil and gas shows have been drilled into the downdip portions of the anticline, but none have tested the traps near their structural highs. The Willow Springs prospect is estimated to have total unrisked gross prospect potential up to 75 MMBO.

Antelope Valley Trend
Gasco has identified six separate prospects in the greater Antelope Valley Trend. This trend is one of the few remaining areas in the San Joaquin Basin prospective for large untested anticlines and other structural traps with established reservoir targets and source rocks. The moderate-depth targets are the Monterey Formation sandstone and shale, the Temblor Formation (including the Carneros sandstone), the Point of Rocks and Mabury (Gatchell), and Lodo sandstones which range from 800 feet to 12,500 feet. The total unrisked gross potential of all seven prospects is estimated to be more than 850 MMBO and 2.2 Tcf of natural gas.

The Sawtooth Ridge Prospect is a large anticline below the Antelope Valley thrust that is delineated by seismic data, surface geology, well data and cross sections. The total unrisked gross prospect potential is estimated to be up more than 500 MMBO and nearly 1.0 Tcf of natural gas from the Temblor, Point of Rocks and Mabury sandstones.

The West Shale Hills Prospect is a seismically defined anticlinal trap. The total unrisked gross prospect potential is estimated to be more than 300 MMBO and 275 Bcf of natural gas from the Temblor, Point of Rocks sandstone and Mabury sandstones. In addition, the oil-saturated Monterey shale section may be prospective for horizontal drilling applications.

The Central Shale Hills Prospect is a shallow stratigraphic-structural trap involving a pinch-out of the Temblor Formation sandstone across the plunge of a faulted anticline. An analogous trap style is present at the nearby Blackwells Corner oil field. The Central Shale Hills Prospect is estimated to have total unrisked gross prospect potential up to 10 MMBO at a depth between 800 feet to 2,000 feet in depth.


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The Antelope Valley Prospect is a seismically defined anticlinal trap beneath the Antelope Valley thrust. Total unrisked gross prospect potential is estimated to more than 90 MMBO and 445 Bcf from the Temblor, Point of Rocks and Mabury sandstones.

The Roden Prospect is a seismically defined faulted anticlinal trap beneath the Antelope Valley thrust. Total unrisked gross prospect potential is estimated to be 230 Bcf within the Mabury sandstone and adjacent strata.



      Gasco California Prospects         Gross Acreage     Net Acreage   Unrisked Prospect Potential         Status
--------------------------------------- ----------------- -------------- ----------------------------- -------------------
                                                                                                           Finalizing
                                                                                                           permitting
SW Cymric                                   1,352             448*                 25 MMBO             process, spud Q409
--------------------------------------- ----------------- -------------- ----------------------------- -------------------
                                                                                                          Permitting;
                                                                                                         tentative spud
NW McKittrick                                 599             120*                 15 MMBO                    Q210
--------------------------------------- ----------------- -------------- ----------------------------- -------------------
Antelope Valley Prospect                     2,311            2,311           90 MMBO / 445 Bcf                --
--------------------------------------- ----------------- -------------- ----------------------------- -------------------
Mabury Prospects                             3,882            3,521                215 Bcf                     --
--------------------------------------- ----------------- -------------- ----------------------------- -------------------
Sawtooth Ridge                               2,472            2,223           520 MMBO / 990 Bcf               --
--------------------------------------- ----------------- -------------- ----------------------------- -------------------
West Shale Hills / Central Shale Hills       3,360            3,360      300 MMBO / 280 Bcf / 10 MMBO          --
--------------------------------------- ----------------- -------------- ----------------------------- -------------------
Roden                                          **              **                  230 Bcf                     --
--------------------------------------- ----------------- -------------- ----------------------------- -------------------
Misc. BLM Acreage                            7,553            5,358         No Potential Assigned              --
--------------------------------------- ----------------- -------------- ----------------------------- -------------------
Willow Springs                               2,635            1,874                75 MMBO                     --
--------------------------------------- ----------------- -------------- ----------------------------- -------------------
TOTAL GSX CALIFORNIA                         24,164          19,215         1,035 MMBO / 2,160 Bcf
--------------------------------------- ----------------- -------------- ----------------------------- -------------------

* Net acreage assumes that partner fully earns. ** Roden Prospect acreage included in Antelope Valley.

Riverbend Project Third Quarter Operations Update

Production
Gasco's estimated cumulative net production for the third quarter ended September 30, 2009 was 1,130 million cubic feet equivalent (MMcfe), a decrease of 7.4% from third quarter 2008 production of 1,220 MMcfe. Gasco's estimated cumulative net production for the nine months ended September 30, 2009 was 3,571 MMcfe, or down 1.1% when compared to the 2008 period's production of 3,610 MMcfe. Production declines represent normal production declines expected from existing wells.


---------------------------------------------------------------------------------------------------------------------------
                                            Gasco Energy Net Production Detail
------------------------------------------- ------------------------- ------------ ---------------------------- -----------
                                                  Three-months                             Nine-months
                                                     Ended                                    Ended
------------------------------------------- ------------------------- ------------ ---------------------------- -----------
                                             Sept. 30,    Sept. 30,                  Sept. 30,      Sept. 30,
                                               2009         2008      % Change          2009           2008       % Change
------------------------------------------- ------------ ------------ ------------ --------------- ------------ -----------
Natural Gas / MMcf                             1,063        1,146       (7.2%)         3,368          3,417       (1.4%)
------------------------------------------- ------------ ------------ ------------ --------------- ------------ -----------
Oil / MBbls                                    11.1         12.3        (9.8%)          33.8          32.1         6.2%
------------------------------------------- ------------ ------------ ------------ --------------- ------------ -----------
Natural Gas Equivalents / MMcfe                1,130        1,220       (7.4%)         3,571          3,610       (1.1%)
------------------------------------------- ------------ ------------ ------------ --------------- ------------ -----------

*Includes preliminary production estimates for the third quarter of 2009

Drilling and Completion Activity
During the quarter, Gasco did not spud any new wells, conducted no initial completion operations and did not re-enter any behind-pipe pay zones. The Company continued limited workover operations on certain Green River Formation oil wells to enhance oil production during the improved oil prices received during the quarter.

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At September 30, 2009, Gasco operated 130 gross wells. The Company currently has an inventory of 32 operated wells with up-hole recompletions and has four Upper Mancos wells awaiting initial completion activities. Due to low gas prices in the Rockies, for 2009 the Company is delaying completion and recompletion operations until natural gas prices improve.

Gate Canyon State #23-16
The Gate Canyon State #23-16 well, which has been producing for more than seven months, came on at an initial production rate of 5.7 million cubic feet of natural gas per day (MMcf/d) flowing up 5 1/2" casing while cleaning up frac fluid. The well averaged 3.2 MMcf/d and 2.6 MMcf/d for the first 30 and 60 days, respectively. After seven months, the well is still averaging 0.9 MMcf/d.

Third Quarter 2009 Financial and Operating Results
Gasco expects to announce its second quarter results after the close of trading on November 3, 2009. The Company will schedule a conference call to discuss second quarter operational and financial results on November 4, 2009, the details of which will be announced at a later date.

About Gasco Energy
Denver-based Gasco Energy, Inc. is natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Gasco's principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. Gasco currently focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations. To learn more, visit http://www.gascoenergy.com.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

Forward-looking Statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause Gasco's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those Gasco expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; fluctuations in natural gas and oil prices; pipeline constraints; overall demand for natural gas and oil in the United States; changes in general economic conditions in the United States; our ability to manage interest rate and commodity price exposure; changes in the Company's borrowing arrangements; the condition of credit and capital markets in the United States; and other risks described under "Risk Factors" in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 4, 2009 and under "Risk Factors" in Item 1A of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 4, 2009.

Any of these factors could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these factors. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these factors. Our forward-looking statements speak only as of the date made. The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.


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